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                                                                  Exhibit (h)(4)

                                SERVICE AGREEMENT

     This Service Agreement ("Agreement") is made as of October 15, 2002 by and among the Funds described on attached Exhibit A (the "Funds"), each a Massachusetts business trust, and Pruco Securities Corporation (Pruco), a New Jersey corporation.

                                    RECITALS

     WHEREAS, Pruco desires to provide personal customer account, maintenance and related administrative services for customers participating in its COMMAND Account Program or other programs or accounts that are eligible to have available account assets swept into Class S shares of the Fund (collectively, its "Customers"); and

     WHEREAS, it is in the best interests of the Funds to make the customer services of Pruco available to Fund shareholders; and

    WHEREAS, the Funds desire to appoint Pruco to act as servicing agent to provide personal customer account, maintenance and related administrative services for its Customers,

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. PERFORMANCE OF SERVICES. Pruco agrees to perform the personal customer account, maintenance and related administrative services specified in Schedule A attached hereto with respect to Class S shares of the Funds purchased and/or redeemed by its Customers (the "Services").

2. THE ACCOUNTS. Each COMMAND and other account will be opened upon completion of the application and such other forms as Pruco may require. In connection with each COMMAND and other account, Pruco represents and warrants that it is authorized to act on behalf of its Customers in relation to such account(s).

3. PURCHASE AND REDEMPTION ORDERS. On each business day (as defined in the Funds' current prospectus), Pruco shall report to the Funds' transfer agent the purchase and redemption orders that it has received from its Customers prior to 4:00 p.m., Eastern time (i.e., the close of trading) in respect of Class S shares of the Funds.

4. AGENCY. The Funds hereby appoint Pruco as their agent for the limited purpose of accepting purchase and redemption instructions from its Customers. Pruco represents and warrants that it will not, nor will any of its officers, employees or agents, make any representations concerning the Funds inconsistent with those contained in the Funds' current prospectuses or in such supplemental advertising material approved by the Funds.

5. FUND EXPENSES. Pruco shall not bear any of the expenses for the cost of registration of the Funds' shares, preparation of the Funds' prospectuses, proxy materials and financial reports, and the preparation of other Fund related statements and notices required by law, unless agreed to in writing.

6. COMPLIANCE WITH LAWS. Pruco shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement including, but not limited to any information contained in any prospectus, registration statements, annual report, proxy statement, or item of advertising or marketing material prepared by Pruco for, or relating to, the Funds.


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Each party hereto is entitled to rely on any written records or instructions provided to it by the other party.

7. INDEMNIFICATION. Pruco shall indemnify, defend and hold harmless the Funds and each of their affiliates, directors, officers, employees and agents and each person who controls the Funds within the meaning of the Securities Act of 1933, as amended, ("Fund Indemnitees") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees) they incur ("Losses") insofar as such Losses arise out of or are based upon (1) the provision of services by Pruco, (2) Pruco's negligence, willful misconduct or violation of applicable law in the performance of its duties and obligations under this Agreement, or (3) any breach by Pruco of any provisions of this Agreement. This indemnity is in addition to any other liability, which Pruco may otherwise have.

The Funds shall indemnify, defend and hold harmless Pruco and each of its affiliates, directors, officers, employees and agents and each person who controls them within the meaning, of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees) they incur ("Losses") insofar as such Losses arise out of or are based upon (1) the Funds' negligence, willful misconduct or violation of applicable law in the performance of their duties and obligations under this Agreement, or (2) any breach by the Funds of any material provisions of this Agreement. This indemnity agreement is in addition to any other liability that the Funds may otherwise have.

Promptly after receipt by a party entitled to indemnification under this section (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the indemnifying party. The indemnifying party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

8. FEES. In consideration for the Services to be provided, Pruco will be entitled to receive from the Funds fees as set forth in Schedule B to this Agreement or as otherwise agreed upon in writing from time to time by the Funds and Pruco. The fee shall be computed daily and payable monthly or at such other interval as shall be agreed from time to time by the parties hereto.

The parties agree that the fees are solely for the Services provided by Pruco and its affiliates and do not constitute payment in any manner for investment advisory, distribution, trustee, or custodial services.

Notwithstanding the foregoing, the service fees payable in respect of any day by the Funds under this Agreement or any service agreement between the Funds and PSI Securities Incorporated


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shall be reduced to the extent necessary to prevent a Fund's distribution to shareholders of Class S shares of a Fund (taking into account such service fees) from being reduced to zero or below.

9. RECORDS. Pruco agrees that it shall maintain and preserve all records required by law to be maintained and preserved in connection with providing the Services to the holders of Class S shares of the Funds, and shall otherwise comply with all applicable laws, rules, or regulations as they apply to Pruco's provision of the Services.

Pruco also agrees that it shall permit the Funds, their officers, agents or representatives to have reasonable access to all records maintained and prepared by Pruco in connection with its performance of the Services for the purpose of inspection.

10. CONFIDENTIALITY. Pruco agrees that all non-public books, records and information prepared or maintained by it in connection with the Services shall remain confidential and shall not be voluntarily disclosed to any other person, entity or organization unless such disclosure is mandated pursuant to law, regulation, or judicial process. In the event of any demand served on or received by Pruco for the production or release of any non-public books, records or information, Pruco shall promptly notify the Funds of such demand or request and Pruco shall seek permission from the Funds before making any disclosure of non-public records or information.

11. REPRESENTATIONS AND WARRANTIES. Pruco and the Funds hereby represent and warrant to each other that each is duly qualified and has all requisite licenses and authority to conduct its business in all jurisdictions. Pruco and the Funds further represent and warrant to each other that they are each authorized to enter into this Agreement, and the performance of their obligations hereunder will not violate or conflict with any governing documents or agreements of either Pruco or the Funds, or any applicable law. Pruco hereby further represents and warrants to the Funds that it has and will continue to have access to the necessary facilities, equipment and personnel to perform its obligations under this Agreement.

12.  TERMINATION.

(a) Any party may terminate this Agreement by providing 60 days' prior written notice to the other parties.

(b) Notwithstanding the foregoing, this Agreement may be terminated by any party
(1) at any time by giving 30 days' prior written notice to the other parties in the event of a material breach of this Agreement by the other party that is not cured during such 30-day period; and (2) at any time by giving written notice to the other party (A) upon institution of formal proceedings relating to the legality of the terms and conditions of this Agreement by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission or any other regulatory body provided that the terminating party has a reasonable belief that the institution of formal proceedings is not without foundation and will have a material adverse impact on the terminating party, (B) upon assignment of the Agreement in contravention of the terms hereof, (C) as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with proper jurisdiction over the terminating party.

13. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements fully executed and to be performed therein, exclusive of conflicts of laws.

14. AMENDMENT AND WAIVER. No modification of any provision of this Agreement will be binding unless in writing and executed by the parties. No waiver of any provision of this Agreement will be binding unless in writing and executed by the parties. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement.


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In addition, any valid waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

15. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by either party without the written consent of the other party or as expressly contemplated by this Agreement. For purposes of this Agreement, "assignment" shall mean an assignment as that term is defined under the Investment Company Act of 1940, as amended.

16. ENTIRE AGREEMENT. This Agreement contains the full and complete understanding between the parties with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.

17. NOTICES. All notices hereunder shall be in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the respective parties as follows:

         If to the Funds:

      COMMAND Money Fund
      COMMAND Tax-Free Fund
      COMMAND Government Fund
      Prudential California Municipal Fund - California Money Market Series Prudential Municipal Series Fund - New Jersey Money Market Series Prudential Municipal Series Fund - New York Money Market Series
      Prudential Government Securities Trust - U.S. Treasury Money Market Series

         Gateway Center Three
         100 Mulberry Street, 4th floor
         Newark, NJ 07102
         Attention: Secretary

         If to Pruco:

         Pruco Securities Corporation
         213 Washington Street
         Newark, NJ 07102

         Attention:  President & Chief Operating Officer

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

      COMMAND Money Fund
      COMMAND Tax-Free Fund
      COMMAND Government Fund
      Prudential California Municipal Fund - California Money Market Series Prudential Municipal Series Fund - New Jersey Money Market Series Prudential Municipal Series Fund - New York Money Market Series


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      Prudential Government Securities Trust - U.S. Treasury Money Market Series


By:  /s/ David R. Odenath, Jr.
     ------------------------------
Name: David R. Odenath, Jr.
Title: President


      Pruco Securities Corporation

By:  /s/ John Gordon
     ------------------------------
Name:  John Gordon

Title:  President & Chief Operating Officer


















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                                   SCHEDULE A

                                  THE SERVICES

1. Pruco shall maintain its Customer account records reflecting shares purchased and redeemed and share balances for each Customer, and shall provide each Customer with periodic account statements showing all activity in the Funds as of the statement closing date.

2. Pruco shall provide appropriate assistance to any Customer with respect to the sweep of Customer assets into the Funds by means of a purchase of Fund shares by such Customer, or by means of a sweep of Customer assets out of the Funds by means of a redemption of Fund shares.

3. Pruco shall transmit prospectuses, proxy materials, shareholder reports, and other information provided by the Funds with respect to existing shareholders and required to be sent to shareholders under the Federal securities laws.

4. Pruco shall transmit to the Funds purchase orders and redemption requests for Fund shares arising from its periodic sweep of Customer assets into and out of Class S shares of the Funds.

5. Pruco shall respond to inquiries from holders of Class S shares regarding, among other things, Class S share prices, account balances, and other applicable sweep class share information.

6. Pruco shall maintain and preserve all records required by law to be maintained and preserved in connection with providing the Services.
























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                                   SCHEDULE B

                                      FEES

Each Fund shall pay to Pruco a service fee at the annual rate of 0.25% of the average daily net assets of each Fund applicable to Class S shares of each Fund.



















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                                    EXHIBIT A

COMMAND Money Fund
COMMAND Tax-Free Fund
COMMAND Government Fund
Prudential California Municipal Fund - California Money Market Series Prudential Municipal Series Fund - New Jersey Money Market Series
Prudential Municipal Series Fund - New York Money Market Series
Prudential Government Securities Trust - U.S. Treasury Money Market Series



















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